[CIK]      0000914670
[NAME]     CORRECTIONAL SERVICES CORPORATION


                        COMMUNITY CORRECTIONAL FACILITY
                             CONTRACT FOR SERVICES
                                      FOR
                    TRAVIS COUNTY COMMUNITY SUPERVISION AND
                              CORRECTIONS DEPARTMENT


This Operations Agreement (the Agreement), made and entered into by and between the Travis County Supervision and Corrections Department,
(DEPARTMENT ), a governmental entity and

                        Correctional Services, Corporation
                        Contact Person:  James F. Slattery
                                1819 Main Street
                            Sarasota, Florida 34236
                           Office #:  (941)953-9199
                              Fax #: (941)953-9198

hereinafter called "VENDOR" on this first day of September 1997.

ARTICLE I.  CONTRACT TERM AND SERVICE PROCEDURES

     1.1	Appointment of VENDOR.  In accordance with the terms and
conditions set forth herein, and in consideration of the Payments hereinafter provided, VENDOR is hereby appointed to provide DEPARTMENT, and VENDOR hereby agrees to furnish to DEPARTMENT, the Services provided for herein.

     1.2	Term.  This Agreement provides the basis under which the
DEPARTMENT and the VENDOR may carry out their interrelated activities.
The purpose of this Agreement is to provide for the operation and security of the Travis County DWI Substance Abuse Treatment Facility (SMART), hereinafter referred to as Facility, by the VENDOR. The VENDOR will provide residential and community correctional supervision services for up to seventy-six (76) offenders, male and female, hereinafter referred to as Residents.

     1.3	DEPARTMENT Obligations.

       a) 	DEPARTMENT to Provide Facility.

		     The DEPARTMENT will provide the Facility.  The Facility is on a single campus and in such a manner as to allow the utilization of resources (e.g., kitchen, dining hall, transportation vehicles, etc.)
while allowing the operation of the program.

       b)  	Compliance With Codes and Standards.

		     At the time of construction, the facility was constructed to meet
all state, local 		and generally recognized building and construction codes.
The facility currently meets all standards promulgated by the Community
Justice Assistance Division (CJAD) of the Texas Department of Criminal
Justice (TDCJ).  The Department shall obtain all permits and licenses
required by any 		governmental entity having power to control or regulate
the operation of th	 Facility unless VENDOR is authorized by the DEPARTMENT
to obtain permits and licenses.

     1.4	Fixtures and Equipment.  The DEPARTMENT shall provide a complete facility with all major essential components and systems functioning and in good repair, such as heating, air conditioning, electrical, plumbing, door, window and fire alarm systems, internal fixtures, exterior security lighting, interior emergency lighting, interior security system, telephone system, all connections to utilities, including water, sewer, electricity, refuse collection, gas, telephone, etc., entry ways, parking areas, walkways, Challenge Course grounds, fences, etc.

     1.5	Repairs and Maintenance.  The DEPARTMENT shall cause the Facility, as defined above, including all materials and equipment owned and/or supplied by the DEPARTMENT, to be of a size, quantity, and quality typical of minimum security correctional institutions and of a sufficient quality to withstand the wear and tear normally associated with a community correctional facility.

       a) 	The DEPARTMENT shall ensure that all necessary repairs to
the Facility's	foundation, exterior and load bearing walls, roof, and
the heating, cooling, 			ventilating, plumbing, and electrical systems
are made when said repairs are 			properly reported by the VENDOR to the
DEPARTMENT as a result of routine preventative maintenance checks conducted by the VENDOR and are not caused by negligent or willful act(s) or other activities of residents, or VENDOR staff, or resulting from a failure to
properly supervise and/or	manage VENDOR staff and/or provide positive
correctional custody,	control, and supervision of the resident population
assigned to the Facility	  The VENDOR s Facility Administrator will
coordinate all Facility maintenance	activity.  The DEPARTMENT is not
responsible for the replacement,	betterment, and/or improvements to the
Facility, as defined above, or the	equipment provided by the DEPARTMENT.

       b)	The VENDOR shall perform or provide for the performance of all preventative maintenance on all Facility property and equipment provided for and/or associated directly with the correctional custody, control,
and supervision of	the residents and the supervision and management of
VENDOR staff. Additionally, the VENDOR shall maintain all furnishings, equipment and facility structures in good operating order.

       c)	The VENDOR shall perform or provide for the performance of all maintenance and make all repairs to the Facility and its fixtures and
equipment except	those repairs and non-operator maintenance to the
Facility s foundation,	exterior and load bearing walls, roof, and
components of the Facility s heating, cooling, ventilating, plumbing, and electrical systems that are not caused by, negligent or willful act(s)
or other activities of residents, or VENDOR staff,	or resulting from a
failure to provide positive correctional custody, control,	and supervision
of the resident population assigned to the Facility.

		     d)	The VENDOR shall maintain, repair, and replace as necessary
all interior doors, locking devices, all windows, exterior lighting, and all equipment required, used for, and/or intended to provide
security, surveillance, and	the positive correctional control, custody,
and supervision of the resident population assigned to the Facility.
Additionally, the VENDOR shall maintain, repair, and replace as necessary all facilities, fixtures, and equipment that are provided by and the property of the DEPARTMENT, used exclusively by VENDOR staff.

		     e)	The VENDOR shall maintain and repair both storage buildings at
their	cost.  The VENDOR shall be responsible for all grounds maintenance including upkeep of all landscaped areas, Challenge Course area and future landscaping/grounds projects at their cost.

     		f)	The VENDOR shall refer to the DEPARTMENT the need for any
goods	or services which the DEPARTMENT is responsible for providing.
If the	VENDOR incurs costs for such goods or services directly, then the VENDOR will pay those costs.

     1.6	Destruction or Damage to Facility.

       a)	In the event of the destruction of or damage to the Facility or any portion thereof to the extent that there is substantial reduction of the intended operation of the Facility or any component program in the
Facility, the	DEPARTMENT shall have the option upon thirty (30) days
written notice from the DEPARTMENT to the VENDOR to suspend VENDOR's operations and compensation which are set forth in this agreement or to negotiate a reduction in services provided by the VENDOR and compensation to the VENDOR for such a period of time required to restore the Facility
to	the capability of its intended operation..  In the event of such
destruction or	substantial damage to the Facility, either party shall
have the option to	terminate this Agreement upon thirty (30) days written
notice to the other party.

     1.7	Utilities.  The DEPARTMENT shall pay for the use of all
utilities necessary and/or required for the Facility such as electricity, gas, water, DEPARTMENT telephone service, sewer, waste removal, etc.

     1.8	Operation, Management and Supervision Services.  VENDOR shall operate the Facility under the terms and conditions as more fully set forth below:

       a)	Compliance.

			    VENDOR shall use all reasonable efforts to cause its operation of
the	Facility to conform with the laws of the State of Texas and with
applicable	standards promulgated by the TDCJ-CJAD, and in all material
respects to applicable American Correctional Association (ACA) Standards for Adult Community Residential Services to the extent VENDOR has the ability
to	control such compliance and applicable building and safety codes, regulations and sanitary and health codes governing like facilities.  A
full-time employee	of VENDOR will be designated to inspect the Facility
semi-annually for the	compliance with applicable codes and regulations.
DEPARTMENT and VENDOR will develop a quarterly contract compliance checklist.
In addition,	a quarterly inspection and quarterly compliance report
detailing preventative maintenance activities, staffing levels and staff training hours and other contractual obligations will be completed.  Such inspections and actions taken, if any, to comply with inspections findings will be kept on file at the facility and at VENDOR's headquarters, and a copy shall be promptly sent, subsequent to each inspection, to the
DEPARTMENT Facility Director and DEPARTMENT Manager of Planning and
Community Resources.  VENDOR will cooperate fully with the DEPARTMENT
to maintain ACA standards,	prepare for ACA accreditation and to comply with
CJAD standards.  VENDOR will submit to the DEPARTMENT an ACA accreditation
timeline	by the end of the first quarter of FY 1998.

       b)	Resident Housing Services.

    			VENDOR shall operate all housing program and work release services.
Work Release verification procedures will be a VENDOR function.

    			c)	Securing Points of Facility Access.

      	VENDOR shall operate and control all points of facility ingress and egress.

      	d)	Security and Resident Supervision.

       VENDOR shall provide such security and supervision as is required by
CJAD standards and Texas Commission on Alcohol and Drug Abuse (TCADA)
standards, recognized substance abuse treatment standards and by sound correctional practice to maintain the safety, security and order of the
facility	and to protect the safety and well-being of the Residents, staff, visitors and surrounding community.  All residential supervisors shall be
in uniform while	on duty.

          (i)	VENDOR shall ensure that male and female Residents have
separate sleeping quarters, including toilet and shower facilities.

		        (ii)	VENDOR shall ensure an adequate number of female Residents
supervisors to properly supervise female populations.  There shall be at least one female resident supervisor per shift.

        		(iii)	VENDOR shall ensure an adequate number of both female
and male resident supervisors to ensure that Residents shall not be supervised or escorted by only members of the opposite sex.

        		(iv)	Access to and means for communication by Residents with
their supervision officers, attorney, judge, or the TDCJ-CJAD shall not be hindered by VENDOR Facility staff.

         		(v)	A permanent log containing information regarding the
transportation of Residents from the Facility to all outside destinations shall be maintained in written form by VENDOR including (A) name(s) of resident(s) and driver(s), (B) other staff members accompanying,(C)
destination, (D) vehicle, (E) time of departure, (F) time of return, (G)
purpose of the trip, and (I) any other pertinent information.

	         	(vi)	VENDOR will immediately notify the DEPARTMENT's designee of
all incidents or unusual occurrences (including but not limited to use of force or isolation as a means of controlling Residents) as defined by the
DEPARTMENT and will within 24 hours, furnish written notification to include documentation of the facts of such incident or occurrence.

         		(vii)	In the event of a disturbance caused by Residents, or
if any security threat or peril, including a resident strike, should occur within the facility or on its premises, the VENDOR shall notify the
DEPARTMENT Facility Director or Designee immediately. 	The VENDOR will
develop and implement written policies and procedures and train staff to the
standards of said	policies and procedures concerning the use of force.
Under	no circumstances is the VENDOR to initiate or participate in the use or application of deadly force.

Reportable incidents shall include, but not be limited to, the	following
listed items:

          						(aa)  Fire;

          						(bb)  Damage to the Facility;

          						(cc)  Injury of a resident/trainee requiring emergency room
treatment;

          						(dd)  Injury of a resident/trainee by another resident/trainee;

						          (ee)  Injury of a resident/trainee by a member of the
Facility Staff;

          						(ff)  Injury of a resident/trainee by a visitor or volunteer;

          						(gg)  Catastrophic failure of key environmental, plumbing,
sanitation, or other vital systems;

          						(hh)  Walk-off, Absconding, or Escape of resident/trainee
from the Facility or work detail;

          						(ii)  Any incident requiring the use of force by Facility
Staff;

          						(jj)  Placement of a resident/trainee in restraints and/or
pre-hearing detention and/or seclusion;

          						(kk)  Any incident deemed reportable by the on-duty
supervisor or any member of his chain of supervision;

          						(ll)  Death of a resident/trainee;

          						(mm)  Collision or other damage involving a 	DEPARTMENT-owned
motor vehicle and any injury(ies) associated therewith.

         (viii)	In the event of any such occurrence, VENDOR will, as requested, cooperate with the DEPARTMENT and any appropriate law enforcement authorities in restoring order to the Facility.

    			  (ix)	The VENDOR shall notify the DEPARTMENT of any act or omission by a VENDOR employee or agent, which comes to VENDOR s attention, that
violates the law, is unethical, violates	the terms of this Agreement, or
in any way adversely impacts or	threatens program goals or integrity of
the well-being, program progress or standing, or community supervision and corrections status of any resident or trainee.

       e)	Food Service.

     VENDOR will provide all Residents assigned to the facility with three
(3) meals per day with at least one of those meals containing fresh
fruit.  For work 	release Residents, sack lunches will be made available
and for off site CSR Residents, sack lunches will be provided by VENDOR.
The meal plan will be 	approved by a registered dietician and will be
prepared under sanitary conditions and in compliance with applicable state
and local regulations and 	ACA Standards.  All food service employees shall
be in uniforms while on duty.

       f)	Clothing and Laundry Services.

     VENDOR shall provide clothing for all facility Residents. Work release Residents will only wear facility clothing while at the facility. Non-work release Residents will wear VENDOR supplied clothing at all times. VENDOR shall provide on-site laundry services in accordance with ACA standards for Adult Community Residential Services.

       g)	Equipment, Material and Supplies.

     In addition to other requirements specified in this Agreement for
VENDOR 	provided equipment, materials, and supplies, VENDOR shall
provide the	equipment, materials, and supplies indicated in Exhibit B.
VENDOR shall provide an institutional grade washer and dryer for the on-site laundry construction.  The washer and dryer equipment, upon
installation, will become 	property of the DEPARTMENT.  The VENDOR may
lease coin-operated washers and dryers and telephones for resident and public use, as well as vending machines for food stuffs for VENDOR and
DEPARTMENT staff			and Offenders participating in the Continuing Care
phase of the program.  Any	profits derived from the leased equipment
mentioned above, shall be designated for a facility equipment/supply and/or resident recreational fund.  Monthly/quarterly reports detailing the amount of funds deposited/used into/from the Resident Recreational
fund will be forwarded to the DEPARTMENT Facility	Director and Manager for
Planning and Community 	Resources.  Any taxes associated with the
aforementioned leased equipment will be the sole	responsibility of the
VENDOR.  VENDOR will initiate written contracts with	any sub-contractor
and will forward copies of all contracts to the	DEPARTMENT Manager of
Planning and Community Resources.

       h)	Safety and Sanitation.

    	VENDOR shall operate the Facility in a safe and sanitary manner, in compliance with all applicable health and safety requirements, subject to
the 	DEPARTMENT s responsibility to maintain the Facility as set forth above.

    	  i)	Rehabilitation and Counseling Services.

    	The VENDOR and the DEPARTMENT jointly shall be responsible for the orientation of new Residents. The DEPARTMENT shall be responsible
for 	any and all treatment and counseling services, except to the extent
as expressly 	provided for below.

       j)	Facility Rules, Policies and Operational Guidelines.

			       (i)	VENDOR shall establish written policies, procedures and
operation	manuals in regard to the facility operation and resident
supervision for	which it is responsible pursuant to the terms of this
Agreement and in compliance with state laws and CJAD and ACA standards.
Said written policies will be submitted to the DEPARTMENT for review
and approval prior to implementation.  Said written policies,	procedures
and operation manuals shall be the property of VENDOR,	and shall continue
to be the property of VENDOR.

	         (ii)	The VENDOR will submit proposed policies and procedures and
operations manuals to the DEPARTMENT.  In consultation with the DEPARTMENT,
these policies, procedures and operations manuals	will be reviewed annually,
by the end of the second quarter of each fiscal year.  The VENDOR and the
DEPARTMENT will make a good faith effort to resolve any questions or
issues concerning proposed	policies and procedures and when necessary,
will develop acceptable 		alternatives to any proposed policies and
procedures.

          (iii)	The VENDOR will provide all residents with a copy of a
DEPARTMENT approved Resident Handbook (English and Spanish version) at new resident orientation.

       k)	Medical Care.

     	VENDOR shall provide on a consulting basis a licensed practicing
physician 	in the State of Texas to review, at least quarterly, the
medical and health care 	policies, procedures, and practices of VENDOR.  A
report from the reviewing 	physician shall be provided to the DEPARTMENT's
Manager of Planning and 	Community Resources on a quarterly basis.  VENDOR
shall provide a registered nurse to provide on-site coverage at least five days per week (preferably Monday through Friday) as well as 24 hour on-call
availability.  	The nurse shall be in uniform while on duty.  The nursing
staff shall meet the 	licensing and certification requirements of the state
of Texas.  VENDOR will 	provide an initial routine physical exam by a
physician, physician's assistant or	an advanced registered nurse
practitioner for all Residents within 72 hours of 	admission to include a
TB test. HIV test screening/ counseling will be offered 	bi-monthly.  This
physical exam can occur either at the facility or off-site. 	VENDOR will
provide transportation for Residents to medical appointments or for the purpose of obtaining medical treatment not available at the facility, outside of the facility but only within Travis County, Texas, except, in any case of medical emergency, upon which VENDOR will provide transportation of Residents to the nearest point of medical care.  Neither the VENDOR nor the DEPARTMENT will assume responsibility for provision of or payment for any resident's medical/dental expenses past the initial physical.  Neither the DEPARTMENT nor the VENDOR shall provide payment for prescription drugs, medications, medical care, hospitalization or institutionalization. As used herein, "medical care" means all types of health related services,
including 	but not limited to dental, psychological, psychiatric, optical, chiropractic, laboratory, and diagnostic, as well as the services traditionally rendered by medical doctors. VENDOR shall develop a written policy to
detail security 	procedures for dispensing and storing approved medication.

       l)	Personnel Recruitment and Training.

     			 (i)	VENDOR s recruitment selection and employment of all personnel shall conform to the rules and regulations of the Equal Employment
Opportunity Commission and as prescribed in Article II, 2.2.  The VENDOR shall make every effort to employ personnel to approximate Residents'
ethnic distribution.  VENDOR shall provide access to the DEPARTMENT for records required by law to be maintained of such non-discriminatory action
upon request by the DEPARTMENT.  A	notice evidencing VENDOR's adoption and
commitment to this policy shall be posted in a conspicuous location at the
Facility.

      			(ii)	VENDOR shall provide copies of the applications of all
prospective	employees to a designated representative of the DEPARTMENT.
Information shall include name, driver's license number, date of birth	and
social security number, of all prospective employees.  The	VENDOR shall
conduct a criminal record background investigation	on all employees prior
to their employment.  VENDOR will perform 	a routine reference check
independently on all employees prior to their	employment.  Results of
VENDOR's routine reference check shall be	made available to the DEPARTMENT.
DEPARTMENT may	reject a proposed employee based on information available.
Due to	confidentiality of records, the DEPARTMENT may accept or reject	a
proposed employee without discussion of cause.  VENDOR	employees must hold
confidential all information/data accessed in performance of job duties.
As an independent contractor, VENDOR assumes all responsibility for payment
of its employee wages, salaries	and benefits, including medical insurance,
worker's compensation	insurance, and other benefits.

     			(iii)	The DEPARTMENT reserves the right to have the VENDOR re-assign any existing employee, considered by the DEPARTMENT to be a security risk or inappropriate for the facility.

     			(iv)	VENDOR will appoint an on-site administrator to manage VENDOR's
day-to-day operation of the Facility.  The administrator's position shall	be
staffed by an experienced and trained professional in the	administration of
correctional facilities.  Such appointment shall be	subject to DEPARTMENT
approval.  The VENDOR will schedule 	staff coverage for both the residential
wing and aftercare wing of	Facility.  The residential wing will require 24
hour coverage, seven days 				per week.  Minimum staffing requirements will
be as follows: First 				Shift, 3 staff; Second Shift, Monday through Friday,
2:00 p.m. to 10:00p.m., 4 staff; Third Shift, 3 staff.  The aftercare wing
will require at	least one staff member between the hours of 5:00 p.m. to
10:00 p.m.,	Monday through Friday, with hours on Saturday and Sunday to be
determined by programming needs.  VENDOR will notify	DEPARTMENT Facility
Director regarding staff schedule changes due	to reduction in staff or
change in staffing pattern as a result of 	resignations, shift changes or
terminations.

     			(v)	Training of VENDOR employees and adequate staffing requirements of the facility shall be the responsibility of VENDOR.  To the extent
necessary, VENDOR shall train VENDOR employees to assure their	ability to
comply with applicable policies, ACA standards, procedures and operation
manuals as specified by VENDOR and approved by the		DEPARTMENT and any
additional quarterly training agreed upon by the VENDOR and DEPARTMENT.
Training shall include, but not	be limited to, substance abuse issues,
specific treatment modalities utilized at the facility, security,
resident supervision, emergency 	procedures, etc.  VENDOR shall be
responsible for providing and scheduling CPR and first aid training to
all Facility staff (VENDOR and	DEPARTMENT) on an annual basis.  VENDOR
shall provide on-going training to ensure that all employees are knowledgeable of and adhere to appropriate policies, procedures and
operations manuals. 	VENDOR shall ensure that all VENDOR staff meet all
TDCJ-CJAD training standards including, but not limited to, Re-integration
Model Training.

        (vi)	All of Service VENDOR's personnel records shall be the property of VENDOR, and shall continue to be the property of VENDOR and shall be provided to the DEPARTMENT upon request for review and/or reproduction.

	       (vii)	Volunteers to the facility program shall be approved by the
DEPARTMENT.  The VENDOR shall allow access to the Facility for the
DEPARTMENT-approved volunteers.

    	  m)	Community Service Restitution.

  			The DEPARTMENT shall be responsible for developing Community	Service
Restitution (CSR) programs.  VENDOR will be responsible for tracking and implementing the CSR program and for security and supervision.  This includes all work details in the Facility, on the Facility grounds and in
the	community.  The VENDOR shall be responsible for providing appropriate instruction to Residents so that work projects and CSR can be successfully completed.  VENDOR shall ensure that appropriate administrative staff conduct monthly, unannounced inspections of CSR  to ensure that appropriate safety, security and supervision policies and procedures are maintained.
VENDOR shall, when necessary, provide drivers for Residents to CSR	programs
anywhere within Travis County, Texas.  VENDOR shall be responsible for equipment maintenance necessary to complete work details and CSR.

VENDOR's CSR supervision ratio shall be no less than one (1) staff person for every twelve (12) Residents and shall comply with Article I, 1.8, c., of
this	Agreement.  Each resident participating in the CSR program must have demonstrated satisfactory performance in the facility program. DEPARTMENT staff and VENDOR staff must agree that each (I) CSR assignment location does not pose an undue risk or hazard to the health and/or safety of
Residents or supervising staff, (ii) CSR assignment locations	allow for
adequate control and supervision of Residents at all times, and (iii)	CSR
materials and equipment supplied to perform assigned tasks do not pose undue risks to the health and/or safety of Residents or supervising staff.

       n)	Utilities.

    	The VENDOR shall make every effort to provide energy conservation at
the 	facility.

    	  o)	Transportation.

     	The DEPARTMENT will provide two (2) DEPARTMENT-owned vans which
VENDOR will operate for the purpose of transporting Residents to and	from
CSR, to medical appointments, court appearances and for support of facility operations.  Drivers shall be in uniform while on duty.  VENDOR will schedule appointments, when necessary, and deliver the DEPARTMENT-owned vans to the Travis County Garage, or other facility that DEPARTMENT may designate, for all necessary vehicle maintenance and repairs at the cost of the VENDOR.  VENDOR will be responsible for all insurance and costs for operating the two DEPARTMENT-owned vehicles (vans), excluding fuel, which will be at DEPARTMENT cost.  The VENDOR will be responsible for taking the vans to be fueled.  VENDOR will also maintain and monitor daily trip and
mileage logs for each DEPARTMENT	van.  These records are to be made
available to the	DEPARTMENT upon 	request for review and/or photocopying.
The VENDOR will insure that all 	staff whose job descriptions include
transportation duties will have completed 	an approved defensive driving
course annually.

    	  p)	Urinalysis Testing/Breathalyzer Testing.

    	The VENDOR, in coordination with the DEPARTMENT, shall establish a procedure for taking specimens from Residents. The VENDOR shall be responsible and shall administer a breathalyzer test and/or urinalysis test
to all 	work release Residents or Residents returning from furlough upon
their return 	to the Facility.  VENDOR and DEPARTMENT personnel will be
responsible 	for urinalysis testing for all Continuing Care clients.  The
DEPARTMENT will 	determine the type of urinalysis supplies required and
shall purchase all	supplies.  The VENDOR will maintain all urinalysis
supplies and will test residents and continuing care participants as directed by DEPARTMENT. The VENDOR shall be responsible for all costs associated with the safe disposal of all used urinalysis supplies.

    	  q)	Bio-Hazard Disposal.

  			The DEPARTMENT provides acupuncture treatment to Residents as a voluntary treatment modality.  The VENDOR shall provide for timely disposal of used acupuncture supplies utilizing bio-hazard containers for disposal.
Ultimate disposal must occur off-site and shall meet all applicable health and safety disposal standards. The VENDOR shall be responsible for all costs associated with bio-hazard disposal for used acupuncture and urinalysis supplies.

     	 r)	Recreation.

   			The VENDOR shall supervise all resident recreation activities both
in the	facility and on the grounds.  The DEPARTMENT shall supply basic recreational supplies.  The VENDOR shall be responsible for replacement of
basic recreational supplies.  The DEPARTMENT and VENDOR will	determine a
minimum number of recreational hours to be provided to residents weekly and/or monthly based on treatment schedule.

     	 s)	Interagency Relationships.

   			The VENDOR shall establish cooperative relationships with area law enforcement and mental health agencies to facilitate procedures for arrest
of	assaultive Residents and/or appropriate removal from the Facility of psychotic Residents.  VENDOR shall also establish cooperative relationships
with other	appropriate agencies and businesses to meet the needs of Residents.

     1.9	ADMISSION AND DISCHARGE OF RESIDENTS.

       a)	Admission.

    	VENDOR shall accept for admission to the facility, Residents
presented by the 	DEPARTMENT to the VENDOR.  The DEPARTMENT will present
for admission to the facility only Residents who are placed in the facility by court order.

    	  b)	To Deliver Resident Records.

     The DEPARTMENT will deliver to the VENDOR each resident's data sheet, court order and medical files (where applicable) upon the resident's
admission 	to the facility, or as soon thereafter as is reasonably
possible, but in no event 	later than seventy-two (72) hours following
the resident's admission to the Facility.

       c)	Inappropriate Referrals.

         	(i)	VENDOR shall inform the DEPARTMENT when a resident who meets the following criteria is inappropriate for admission:

            	(aa)	Those Residents whose behavior presents a threat to other
Residents, facility staff, or the security of the Facility or

             (bb)	Residents who pose a threat or risk of transmitting an
airborne or bloodborne pathogen disease to other Residents or staff.

          (ii)	VENDOR shall furnish the DEPARTMENT with written notification to include documentation of facts supporting its recommendation to return the resident and the DEPARTMENT shall forward VENDOR's written notification to the court for its consideration.

       d)	Non-Assignment.

     In performing their obligations under this Agreement, the parties
agree that 	VENDOR's authority shall be limited by applicable law as
well as the express limitation that this Agreement does not authorize,
allow or imply an	assignment of authority by the DEPARTMENT to VENDOR of
the	following:

	        (i)	Calculating resident release and release eligibility dates;

      			(ii)	Calculating and assigning bed dates from waiting lists.

       e)	Discharge.

     VENDOR shall discharge Residents from the facility only upon
expressed	written direction from the DEPARTMENT.

     1.10 VENDOR Records.

     Any and all records developed, created and maintained by VENDOR,
pursuant to its 	operation and management of the Facility shall comply
with all applicable standards 	and statutes, including but not limited
to resident records, Facility rules, Facility	policies, operational
guidelines, and personnel records, shall be the property of VENDOR, and shall continue to be the property of VENDOR and shall be made available for review and/or reproduction upon request of the DEPARTMENT and TDCJ-CJAD per Article IV, 4.7.

      	a)	Individual resident records which include, but are not limited to, personal data, personal inventory receipts, disciplinary action reports,
incident reports, intake	and release information, and progress information
generated by VENDOR personnel, and health/medical records, waiver/confidentiality release forms and any other records VENDOR shall be required by the DEPARTMENT to keep.

      	b)	Monthly statistical reports of incidents, resident disciplinary actions, resident program participation, intakes and releases, resident
grievances, meals, menus,	medical attention, recreational activity (number
of hours), skills development	and training participation, work release
participation, off-site CSR hours and sites, etc. VENDOR personnel will use VENDOR computer equipment to maintain and compile data for the
aforementioned reports.  All reports shall	be compatible with DEPARTMENT
tracking and data collection software and	procedures.

       c)	VENDOR shall make all record entries in a timely manner.  All resident information maintained by VENDOR shall be considered confidential and subject to release or disclosure only (i) as required by law, (ii) in compliance with the order of any court having jurisdiction, (iii) in defense of any proceeding to which VENDOR or its employees or agents are a party with permission of the DEPARTMENT, (iv) to the DEPARTMENT for its review and/or reproduction, or (v) to physicians or other health care providers for use in treatment.

       d)	VENDOR shall maintain records related to the operation of the
Facility. These Facility records shall all be available for review and/or reproduction by DEPARTMENT and/or TDCJ-CJAD. Said records shall be the property of VENDOR, and shall continue to be the property of VENDOR.

       e)	The VENDOR in coordination with the DEPARTMENT, develop
procedures to share all resident incident reports with the DEPARTMENT Facility Director or Designee and Senior Community Supervision Officer or other DEPARTMENT designee.

The VENDOR shall adhere to the following requirements regarding the DEPARTMENT's program information and records of any resident:

       f)	VENDOR s staff shall have custody of or access to records on a need to know basis only after receiving approval from DEPARTMENT treatment staff person or DEPARTMENT supervisor.

       g)	VENDOR's staff shall understand and comply with all program
confidentiality requirements.

       h)	VENDOR shall notify the DEPARTMENT immediately upon receipt of any request or requirement for program records or disclosure of program information.

Upon request from the DEPARTMENT, VENDOR shall appear and provide	information
or testimony at any administrative or legal proceeding.

     1.11	Loss or Damage Caused by Resident or Aftercare Participant.

     The DEPARTMENT shall not be responsible for loss or damage to VENDOR's property, including loss or damage resulting from the action(s) of any Residents or aftercare participants. VENDOR holds the DEPARTMENT harmless for any damage to or loss of its property. However, in the event a defendant willfully damages or causes a loss to VENDOR's property, the DEPARTMENT to the extent practicable will endeavor to cooperate with VENDOR's efforts to recover from the resident or aftercare participant compensation for such damage or loss.

     1.12	Charges, Fees and Cost to Residents.

     VENDOR shall not impose any charges, fees or costs on Residents for goods or services except those charges, fees, or costs which the VENDOR specifically has been authorized in writing by the DEPARTMENT to impose. Installation of coin-operated washers/dryers for resident use will be an exception to this provision. In addition, the VENDOR may collect a reimbursement fee from residents who lose any article of clothing or supply regularly issued at intake by the VENDOR. The resident will be apprised of this lost article reimbursement policy during intake procedures and residents will sign an acknowledgment of this policy. The reimbursement fee/policy will be established jointly between the VENDOR and the DEPARTMENT.
Funds	which are authorized by the DEPARTMENT for the VENDOR to collect, shall be used solely for those purposes approved by the DEPARTMENT.

ARTICLE II.	REPRESENTATIONS AND WARRANTIES

     2.1	Use of Payments.  No part of the Payments made to VENDOR will be expended for any consultant fees or honorariums to any employee of DEPARTMENT or for unallowable costs. VENDOR shall expend Payments made hereunder solely for providing direct services and for reasonable and allowable expenses directly related to the provision of Services. VENDOR may not collect defendant fees from any individual who receives Services hereunder.

     2.2	Non-Discrimination.  In the performance hereof, VENDOR warrants that it shall not discriminate against any employee, subvendor, or Defendant on account of race, color, handicap, religion, sex, national origin, or age.
In addition, VENDOR shall not discriminate against employees, subvendors, or Defendants who have or are perceived to have a handicap because of AIDS or HIV infection, antibodies to HIV, or infection with any other probable causative agent of AIDS.

ARTICLE III.	GENERAL CONDITIONS

     3.1	No SubVENDORs.  No subVENDOR may be utilized by VENDOR unless
DEPARTMENT has furnished prior written approval thereof.

     3.2	Payment to Employees or Agents of the CSCD VENDOR warrants that no employee or agent of DEPARTMENT has been retained to solicit or secure this Agreement and that VENDOR has not paid or agreed to pay any employee of DEPARTMENT any fee, commission, percentage, brokerage fee, gift, or any other consideration, contingent upon the making of this Agreement or as an inducement for entering into this Agreement. The unauthorized offering or receipt of such payments may result in the immediate termination of this Agreement by DEPARTMENT.

     3.3	Payments to VENDOR.  VENDOR shall submit Monthly Invoices as required herein and shall receive Payments from DEPARTMENT based thereon, subject to the provisions of Section 6.7.  Provided, however, that VENDOR shall not, under any circumstances, bill DEPARTMENT for peer or group meetings and such meetings shall not be counted toward the minimum contract requirements set forth herein.

     3.4	Availability of Funds.  This agreement is subject to the
availability of state funds as appropriated by the State Legislature and as made available by TDCJ-CJAD.

     3.5 	Misspent Funds. Any funds deemed inappropriate based on approved budgets, the Financial Management Manual for TDCJ-CJAD Funding or the Contract Management Manual for TDCJ-CJAD Funding by TDCJ-CJAD staff, CSCD
Staff or any CSCD or state designee will be subject to refund by the VENDOR.

     3.6	Visitation by State Employees.  VENDOR shall at all times allow employees/agents of the Governor, members of the Legislature and all other members of the Executive and Judicial branches of the State of Texas, the Contract Monitor, and any other persons designated by the DEPARTMENT and the Texas Board of Criminal Justice to monitor the delivery of Services.

     3.7	Non-Collusion.  VENDOR warrants that no Person, other than a bona fide employee, has been employed to solicit or secure this Agreement with DEPARTMENT, and VENDOR has not paid or agreed to pay any Person, other than a bona fide employee, any fee, commission, percentage, or brokerage fee, gift, or any other consideration, contingent upon or resulting from the execution hereof. For breach or violation of this provision, DEPARTMENT shall have the right to terminate this Agreement without liability, or in its discretion to deduct from Payments, or otherwise recover, the full amount of such fee, commission, brokerage fee, gift, or contingency fee.

     3.8	Termination at Will.  Either party may terminate this Agreement for any reason whatsoever, without cause and at any time, by furnishing to the other party thirty (30) days prior written notice. DEPARTMENT'S only obligation for terminating this Agreement pursuant to this section shall be the payment to VENDOR of Payments earned hereunder up to the date of termination. VENDOR'S only obligation for terminating this Agreement pursuant to this section shall be to provide Services until the date of termination. Neither VENDOR nor DEPARTMENT shall thereafter be entitled to any other bonus, damage, settlement or compensation for expected or lost profits or otherwise.

ARTICLE IV.	ADMINISTRATION AND FISCAL SYSTEM

     4.1	Administrative Controls.  VENDOR shall establish, document and maintain adequate administrative and internal controls to ensure that only allowable costs are billed hereunder in accordance with the Program Budget.

     4.2	Conflict of Interest.  VENDOR shall establish safeguards to prohibit members of the governing board, contractual personnel, consultants, volunteers, and employees from using their positions for a purpose that is or gives the appearance of being motivated by a desire for private gain for themselves or others, particularly those with whom they have family or business relationships.

     4.3	Remuneration.  Staff of VENDOR shall not pay or receive any
commission, consideration, or benefit or any kind related to the referral of a Defendant for treatment or engage in fee-splitting with other professionals.

     4.4	Disclosure.   VENDOR is required to immediately or timely, as the
case may be, disclose to DEPARTMENT and TDCJ-CJAD the following:

        a)	If any Person who is an employee or director of VENDOR is required to register as a lobbyist under Texas Government Code Chapter 304, at any time during the term hereof, VENDOR shall provide to DEPARTMENT and TDCJ-
CJAD timely copies of all reports filed with the Texas Ethics Commission as required by Chapter 305;

       b)	If any Person who is an employee, subvendor, or director of
VENDOR is or becomes an elected official (i.e., an elected or appointed state official or member of the judiciary, or a United States congressman or senator), during the term hereof;

       c)	The receipt by VENDOR of funds other than, or in addition
to, those paid by DEPARTMENT for Services hereunder, it being agreed that in such event, DEPARTMENT shall be entitled to reimbursement of such portion of such funds as it is attributed to the provision of Services hereunder. As used in this subparagraph, the term funds means any amounts received by VENDOR on behalf of any Defendant who is receiving Services at Facility.

       d)	Report any actions or citations by Federal, State, or local
governmental agencies that may affect VENDOR S licensure status or its ability to provide Services hereunder.

     4.5	Withhold Payments.  The DEPARTMENT may withhold Payments for any ineligible claims including inadequate or untimely monthly invoices until such time as the ineligible, inadequate or untimely claim is resubmitted and/or corrected by VENDOR. DEPARTMENT reserves the right to suspend
Defendant placements, withhold Payments, or require the return of Payments in the case of noncompliance with DEPARTMENT Policies, including, but not limited to, recurring acts of noncompliance and expenditures for unallowable costs.

     4.6	Accounting Records.   The VENDOR agrees to maintain a program
specific accounting or bookkeeping system in accordance with line item categorization as outlined in the Program Budget negotiated between the VENDOR and DEPARTMENT.

     4.7	Audit of Records.  VENDOR agrees to furnish to DEPARTMENT and/or
Texas Department of Criminal Justice - Community Justice Assistance
Division (TDCJ-CJAD) and/or their designees such information as may be requested which relates to the services described in this AGREEMENT.
VENDOR shall permit DEPARTMENT and/or TDCJ-CJAD and or their designee to audit/inspect records and reports, review services, and/or evaluate the performance of services at any time. VENDOR shall provide reasonable access to all the records, books, reports and other necessary data and information requested by DEPARTMENT and/or TDCJ-CJAD for the purpose of accomplishing reviews, inspections, and/or audits of program activities, services and expenditures.

     4.8	AIDS and HIV Infection  VENDOR agrees that it shall adopt and implement workplace guidelines concerning persons with AIDS and HIV infection and shall also develop and implement guidelines regarding confidentiality of AIDS and HIV-related medical information for employees of said (VENDOR) and for clients, inmates, patients and residents served by VENDOR in accordance with the provisions found in V.T.C.A., Health and Safety Code, Section 85.113 and TCADA Licensure Standards.

     4.9	Confidentiality.   When applicable, records of identity,
diagnosis, prognosis, or treatment of any Defendant through this contract shall be confidential and may be disclosed only in accordance with applicable laws. No information may be released without the Defendant's written consent as documented by a signed information release form that complies with the requirements of 42 CFR, Part 2, or a proper court order
that conforms with the requirements of 42 CFR, Part 2.   All records shall
be the property of VENDOR.

     4.10	Governing Board Responsibility.  The appropriate governing board or entity of VENDOR shall bear full responsibility for the integrity of the Program Budget, including accountability for all Payments, compliance with DEPARTMENT policies, and applicable federal and state laws and regulations, and the Texas Department of Criminal Justice-Community
Justice Assistance Division (TDCJ-CJAD). Ignorance of any contract provisions or other requirements contained herein shall not constitute a defense or basis for waiving or appealing such provisions or requirements.

ARTICLE V.	INSURANCE AND INDEMNIFICATION

     5.1	Insurance.  VENDOR shall provide an adequate plan of insurance that provides: (l) coverage to protect DEPARTMENT and the State against all claims, including claims based on violations of civil rights arising and from the Services performed by VENDOR; (2) coverage to protect the State from actions by a third party against VENDOR or any subvendor of VENDOR as a result hereof, and (3) coverage to protect the State from actions by officers, employees, or agents of VENDOR or any subvendor(s). VENDOR shall maintain the following insurance coverage in full force and effect for the mutual protection and benefit of DEPARTMENT, the State and VENDOR with the amounts and coverages as required by law, in accordance with the following:

       a)	Claims that may arise out of or result from VENDOR'S
actions/operations hereunder, whether such actions/operations are by VENDOR or by a subvendor of VENDOR , or by anyone directly or indirectly employed by or acting on behalf of VENDOR or a subvendor where liability may arise for:

          		(i)	Claims under workers compensation disability benefit, and
other similar employee benefit actions;

          		(ii)	Claims for damages because of bodily injury, occupational
sickness or disease, or death of any VENDOR employees;

          		(iii)	Claims for damages because of bodily injury, sickness
or disease or death of any Person other than VENDOR'S employees;

          		(iv)	Claims for damages insured by usual personal liability
coverage that are sustained by (a) any Person as a result of an act directly or indirectly related to the employment of such Person by VENDOR, or by (b) any other Person;

          		(v)	Claims for damages because of injury to or destruction of
tangible property, including loss of use resulting therefrom;

          		(vi)	Claims for damages based on violations of civil rights;

          		(vii)	Claims for damages arising from fire and lightning and
other casualties.

       b)	The insurance required by this section shall be written for not less than any limits of liability specified by DEPARTMENT or required by law, whichever is greater, and shall include contractual liability insurance as applicable to VENDOR'S obligations hereunder.

       c)	Certifications/policies of insurance shall be filed with
DEPARTMENT prior to execution hereof. These certificates/policies shall contain a provision that coverage afforded under the policies shall not be canceled until at least thirty (30) days prior written notice has been given to DEPARTMENT.

       d)	Compliance with the foregoing insurance requirements shall
not relieve	VENDOR from any liability under the indemnity
provisions.

     5.2	Indemnification. VENDOR shall indemnify and save the DEPARTMENT, the Board of Criminal Justice, the Texas Department of Criminal Justice, the State of Texas, and its officers, agents and employees (hereinafter, collectively referred to as the "State") harmless from and against any and all claims arising from the conduct, management or performance hereof, including, without limitation, any and all claims arising from any condition herein or arising from any breach or default on the part of VENDOR in the performance of any covenant or agreement on its part to be performed, or arising from any act of negligence of VENDOR, or licensees or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in or about any such claim, action or proceeding brought against the State by reason of any such claim. In any such action brought against the State, VENDOR, upon notice from the State, shall defend against such action or proceeding by counsel satisfactory to the State, unless such action or proceeding is defended against by counsel for any carrier of liability insurance provided for herein. The aforementioned indemnification shall not be affected by a claim that negligence of DEPARTMENT, the State, or their respective agents, VENDORS, employees or licensees contributed in part to the loss or damage indemnified against.

ARTICLE VI.	INDEPENDENT VENDOR

     VENDOR is associated with DEPARTMENT only for the purposes and to the extent set forth herein, and with respect to the performance of Services hereunder, VENDOR is and shall be an independent VENDOR and shall have the sole right to supervise, manage, operate, control, and direct the performance of the details incident to its duties hereunder. Nothing contained herein shall be deemed or construed to create a partnership or joint venture, to create the relationships of an employer-employee or principal-agent, or to otherwise create any liability for DEPARTMENT whatsoever with respect to the indebtedness, liabilities, and obligations of VENDOR  or any other party.  VENDOR shall be solely responsible for
(and DEPARTMENT shall have no obligation with respect to) payment of all
Federal Income, F.I.C.A., and other taxes 	owed or claimed to be owed by
VENDOR, arising out of VENDOR'S association with DEPARTMENT pursuant hereto, and VENDOR shall indemnity and hold DEPARTMENT harmless from and against any and all liability from all losses, damages, claims, costs, penalties, liabilities, and expenses howsoever arising or incurred because of, incident to, or otherwise with respect to any such taxes.

ARTICLE VII.	MISCELLANEOUS PROVISIONS

     7.1	Inconsistencies.  Where there exists any inconsistency between this
Agreement and other provisions of collateral contractual agreements that are made a part hereof by reference or otherwise, the provisions of this
Agreement shall control.

     7.2	Severability.  Each paragraph and provision hereof is severable from the entire Agreement and if any provision is declared invalid, the remaining provisions shall nevertheless remain in effect.

     7.3	Prohibition Against Assignment.  There shall be no assignment or transfer of this Agreement without the prior written consent of both parties.

     7.4	Law of Texas.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and shall be enforced in the primary County of the applicable judicial district.

     7.5	Notices.  All notices called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or forty-eight (48) hours after mailed to each party by certified mail, return receipt requested, postage prepaid.

     7.6	Entire.  This Agreement incorporates all the agreements, covenants, and understandings between the parties hereto concerning the subject matter hereof, and all such covenants, agreements, and understandings have been merged into this written Agreement. No  other prior agreement or understandings, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless attached hereto and/or embodies herein.

     7.7	Amendment.  No changes to this Agreement shall be made except upon written agreement of both parties.

     7.8	Confidentiality.  Any confidential information provided to or developed by VENDOR in the performance of this Agreement shall be kept confidential, unless otherwise provided by law, and shall not be made available to any individual or organization by VENDOR or DEPARTMENT without prior approval of the other party.

     7.9	Headings.  The headings used herein are for convenience of reference only and shall not constitute a part hereof or effect the construction or interpretation hereof.

     7.10	Waiver.  The failure on the part of any party to exercise or to delay in exercising, and no course of dealing with respect to any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or in equity, except as expressly set forth herein.

     7.11	Counterparts.  This Agreement may be executed in any number of and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but on and the same instrument.

     7.12	Terminology and Definitions.  All personal pronouns used herein, whether used in the masculine, feminine, or neutral, shall include all other genders; the singular shall include the plural and the plural shall include the singular.

Entered into on the last date signed below.


\s\ Jim Rust		                       9/30/97
JIM RUST, Director							            Date
Travis County Community Supervision
and Corrections Department


\s\ James F. Slattery		              9/25/97
JAMES F. SLATTERY						             	Date
Correctional Services, Corporation


APPROVED:

\s\ Wilford Flowers                  9/23/97
WILFORD FLOWERS, Presiding Judge     Date
147th District Court